Exhibit 21

W.W. GRAINGER, INC.

Subsidiaries and Affiliated Companies
(as of January 31, 2015)

Subsidiaries (over 50% ownership)

Subsidiary	Jurisdiction
2422626 Ontario Inc.	Ontario
971086 Ontario Inc.	Ontario
Acklands - Grainger Inc.	Canada
American Fabory Corporation	Delaware
Blackrock Tools Inc.	Ontario
BMF Finance B.V.	Netherlands
BMF Fundco B.V.	Netherlands
BMF Management Services B.V.	Netherlands
BMFGH Holding B.V.	Netherlands
Borstlap International B.V.	Netherlands
Combori N.V.	Belgium
CV Noordoever	Netherlands
Dayton Electric Manufacturing Co.	Illinois
Dutch Industrial Fasteners B.V.	Netherlands
E & R Industrial Sales, Inc.	Michigan
E & R Industrial Supplies de Mexico, S. de R.L. de C.V.	Mexico
E & R Office Supply, Inc.	Michigan
Fabory Asia B.V.	Netherlands
Fabory Canada Inc.	Canada
Fabory Centres Belgium N.V.	Belgium
Fabory CZ Holding S.R.O.	Czech Republic
Fabory France S.A.	France
Fabory Kötoelem Kereskedelmi KFT	Hungary
Fabory Masters in Fasteners Group B.V.	Netherlands
Fabory Nederland B.V.	Netherlands
Fabory Overseas Holding B.V.	Netherlands
Fabory Poland SPZOO	Poland
Fabory Portugal Lda.	Portugal
Fabory Shanghai Co. Ltd.	People's Republic of China
Fabory Slovakia SRO	Slovakia
Fabory Spain S.L.	Spain
Fabory SRL	Romania
Fabory U.S.A., Ltd.	Delaware
Fabory UK Holdings Ltd.	United Kingdom

Fabory UK Ltd.	United Kingdom
FEC Distribution Specialties Inc.	Ontario
FFSA S.A.	France
Fixbolt (Suhzou) Co., Ltd. Taicang	People's Republic of China
GHC Specialty Brands, LLC	Wisconsin
GMMI LLC	Delaware
Grainger Asia Pacific K.K.	Japan
Grainger Brasil Comércio e Distribuição Ltda.	Brazil
Grainger Brasil Participações Ltda.	Brazil
Grainger Canada Holdings ULC	Alberta
Grainger Caribe, Inc.	Illinois
Grainger China LLC	People's Republic of China
Grainger Colombia Holding Company, LLC	Delaware
Grainger Colombia S.A.S.	Colombia
Grainger Dominicana SRL	Dominican Republic
Grainger Global Holdings, Inc.	Delaware
Grainger Global Trading (Shanghai) Company Limited	People's Republic of China
Grainger Guam L.L.C.	Guam
Grainger India Private Limited	India
Grainger Industrial MRO de Costa Rica, S.R.L.	Costa Rica
Grainger Industrial Supply India Private Limited	India
Grainger International Holdings B.V.	Netherlands
Grainger International, Inc.	Illinois
Grainger Japan Holdings, Inc.	Delaware
Grainger Japan, Inc.	Delaware
Grainger Latin America Holding Company, Inc.	Delaware
Grainger Management LLC	Illinois
Grainger Mexico LLC	Delaware
Grainger Panama S.A.	Panama
Grainger Panama Services S. de R.L.	Panama
Grainger Peru S.R.L.	Peru
Grainger Registry Services, LLC	Delaware
Grainger Safety Services, Inc.	Delaware
Grainger Service Holding Company, Inc. (d/b/a Grainger Lighting Services)	Delaware
Grainger Services International Inc.	Illinois
Grainger Services Network, Inc.	Delaware
Grainger Singapore Pte., Ltd.	Singapore
Grainger Trinidad, Inc.	Delaware
Grainger, S.A. de C.V.	Mexico
GWW Investments C.V.	Netherlands
I S One, Inc.	Michigan
Imperial Supplies Holdings, Inc.	Delaware
Imperial Supplies LLC	Delaware
Inbema N.V.	Curaçao Netherlands Antilles
India Pacific Brands	Mauritius

Krusters 2000 Inc.	Ontario
LN Participações Ltda.	Brazil
MFC I, Inc.	Delaware
MonotaRO Co., Ltd.	Japan
Mountain Ventures WWG III, LLC	Delaware
Mountain Ventures WWG IV, LLC	Delaware
Mountain Ventures WWG V, LLC	Delaware
Mountain Ventures WWG VI, LLC	Delaware
Mountain Ventures WWG, LLC	Delaware
Mountain Ventures WWG, VII, LLC	Delaware
MRO Soluciones, S.A. de C.V.	Mexico
NAVIMRO Co., Ltd.	Republic of Korea (South Korea)
Pimentel Fasteners B.V.	Netherlands
Pro Tool Point Supply, Inc.	Illinois
PSS West, Inc.	California
Razor Occam, Ltd.	England and Wales
Safety Registry Services, LLC	Delaware
Safety Solutions, Inc.	Ohio
Techni-Tool, Inc.	Pennsylvania
WEX WWG VIII, LLC	Delaware
WFS (USA) Ltd.	South Carolina
WFS Enterprises Inc.	Ontario
WFS Holding Company, Inc.	Michigan
WFS Ltd.	Ontario
Windsor Factory Supply Inc.	Michigan
WWG de Mexico, S.A. de C.V.	Mexico
WWG International Finance C.V.	Netherlands
WWG Servicios, S.A. de C.V.	Mexico
WWGH LLC	Delaware
Zoro IP Holdings, LLC	Illinois
Zoro Tools Europe GmbH	Germany
Zoro Tools, Inc.	Delaware

Subsidiaries (50% and less ownership)

Subsidiary	Jurisdiction
Sterling Fabory India Private Ltd. (50%)	India